CSFB04-AR08 - Price/Yield - [9A1]								Non-IO (Amortizing) 7s

Balance	[Contact Desk]	Delay	24	WAC(9)	5.0482	WAM(9)	358
Coupon	4.6464	Dated	8/1/2004	NET(9)	4.646439	WALA(9)	2
Settle	8/31/2004	First Payment	9/25/2004

* PAYS GROUP NET WAC LESS [0.0000%] THROUGH MONTH 83, THEN NET WAC LESS [0.0000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [2.467]%
RUN TO EACH INDIVIDUAL LOAN'S INITIAL RESET DATE								(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	6 CPB	8 CPB	10 CPB	15 CPB	20 CPB	25 CPB	30 CPB	35 CPB	40 CPB	50 CPB

98-12	4.9910	5.0125	5.0354	5.0972	5.1652	5.2434	5.3326	5.4363	5.5508	5.8198
98-16	4.9621	4.9814	5.0021	5.0579	5.1193	5.1899	5.2703	5.3639	5.4673	5.7100
98-20	4.9332	4.9505	4.9689	5.0187	5.0735	5.1365	5.2083	5.2918	5.3840	5.6006
98-24	4.9043	4.9195	4.9358	4.9796	5.0278	5.0832	5.1464	5.2198	5.3010	5.4914
98-28	4.8755	4.8887	4.9027	4.9406	4.9822	5.0301	5.0846	5.1481	5.2181	5.3826
99-00	4.8468	4.8579	4.8697	4.9016	4.9367	4.9771	5.0230	5.0765	5.1355	5.2742
99-04	4.8181	4.8271	4.8368	4.8627	4.8913	4.9242	4.9616	5.0051	5.0532	5.1660
99-08	4.7894	4.7964	4.8039	4.8240	4.8461	4.8714	4.9003	4.9339	4.9711	5.0582
99-12	4.7608	4.7658	4.7711	4.7853	4.8009	4.8188	4.8392	4.8630	4.8892	4.9507
99-16	4.7323	4.7352	4.7383	4.7466	4.7558	4.7663	4.7782	4.7921	4.8075	4.8435
99-20	4.7038	4.7047	4.7056	4.7081	4.7108	4.7139	4.7174	4.7215	4.7260	4.7366
99-24	4.6753	4.6742	4.6730	4.6696	4.6659	4.6617	4.6568	4.6511	4.6448	4.6300
99-28	4.6469	4.6438	4.6404	4.6312	4.6211	4.6095	4.5963	4.5809	4.5638	4.5237
100-00	4.6186	4.6134	4.6079	4.5929	4.5765	4.5575	4.5359	4.5108	4.4830	4.4178
100-04	4.5903	4.5831	4.5754	4.5547	4.5319	4.5056	4.4757	4.4409	4.4025	4.3122
100-08	4.5620	4.5528	4.5430	4.5165	4.4874	4.4539	4.4157	4.3712	4.3221	4.2068
100-12	4.5338	4.5226	4.5107	4.4785	4.4430	4.4023	4.3558	4.3017	4.2420	4.1018

WAL	5.15	4.79	4.45	3.74	3.17	2.70	2.30	1.96	1.69	1.27
Principal Window	Sep04 - Jun11	Sep04 - Jul11	Sep04 - Jul11	Sep04 - Jul11	Sep04 - Jul11	Sep04 - Jul11	Sep04 - Jul11	Sep04 - Jul11	Sep04 - Jul11	Sep04 - Jul11
Principal # Months	82	83	83	83	83	83	83	83	83	83

LIBOR_1MO	1.5200	1.5200	1.5200	1.5200	1.5200	1.5200	1.5200	1.5200	1.5200	1.5200
LIBOR_6MO	1.9400	1.9400	1.9400	1.9400	1.9400	1.9400	1.9400	1.9400	1.9400	1.9400
LIBOR_1YR	2.3500	2.3500	2.3500	2.3500	2.3500	2.3500	2.3500	2.3500	2.3500	2.3500
CMT_1YR	2.0300	2.0300	2.0300	2.0300	2.0300	2.0300	2.0300	2.0300	2.0300	2.0300

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

August 4, 2004

 PRELIMINARY - SUBJECT TO CHANGE